Exhibit 10.49

Union Bank                                         Commercial Loan Documentation
Of California                                      P.O. Box 30115
                                                   Los Angeles, CA 90030-0115

October 16, 2002

Diodes Incorporated
3050 E Hillcrest Dr. Ste #200
Westlake Village, CA  91362-3154

Attn:  Mr. Carl Wertz, CFO

Dear Carl:

This letter is being sent at the request of your Account Manager, John Kase, and is to confirm that UNION BANK OF CALIFORNIA, N.A. ("Bank") has agreed to extend the maturity date of the Revolving Line of Credit ("Facility") granted to Diodes Incorporated ("Borrower") in the principal amount of Seven Million Five Hundred Thousand and 00/100ths Dollars ($7,500,000.00) originally made under a certain note dated May 1, 2002, and Credit Agreement dated December 1, 2000, as amended from time to time, (collectively, the "Agreements"). A copy of the note is attached.

The maturity date of the Facility is hereby extended to March 3, 2003 ("New Maturity Date"). The Agreements shall be deemed modified as of the date of this letter to reflect the New Maturity Date. All other terms and conditions of the Agreements remain in full force and effect, without waiver or modification. This extension is conditioned upon Borrower's continued payment of interest as provided in the Agreements.

Each advance request, or Borrower's continued payments of principal or interest on the outstanding balance of any term loan, constitutes Borrower's warranty that no event of default as defined in the Agreements and no condition, event or act which, with the giving of notice or the passage of time or both, would constitute such an event of default, shall have occurred and be continuing or shall exist.

BANK HAS NOT COMMITTED TO MAKE ANY FURTHER EXTENSION OF THE MATURITY DATE, OR TO RENEW THE FACILITY BEYOND THE NEW MATURITY DATE. ANY FURTHER EXTENSION OR ANY RENEWAL REMAINS IN THE DISCRETION OF BANK.

If you have any questions, please call your Account Manager, John Kase, at (213) 236-7329.

Very truly yours,

UNION BANK OF CALIFORNIA, N.A.

By:         /s/ Carolyn Gordon

Name:    Carolyn Gordon

Title:            Sr. Assistant Vice President